As filed with the Securities and Exchange Commission on August 3, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

MagneGas Corporation

 (Exact name of registrant as specified in its charter)

Delaware	26-0250418
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11885 44th Street North

Clearwater, FL 33762

(727) 934-3448

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ermanno Santilli

Chief Executive Officer

MagneGas Corporation

11885 44th Street North

Clearwater, FL 33762

(727) 934-3448

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:

Joseph M. Lucosky, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, Fifth Floor

Woodbridge, New Jersey 08830

Tel No.: (732) 395-4400

Fax No.: (732) 395-4401

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share			Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share, issuable upon conversion of debenture issued in June 2016	1,754,386		$0.70	(2)	$1,228,071	$123.67

Common Stock, $0.001 par value per share, issuable upon conversion of Series E-1 warrants issued in June 2016	3,508,772		$1.05	(3)	$3,684,211	$371.00

Common Stock, $0.001 par value per share, issuable upon conversion of Series E-2 warrants issued in June 2016	1,754,386		$1.30	(4)	$2,280,702	$229.67

Common Stock, $0.001 par value per share, issuable upon conversion of Series E-5 warrants issued in June 2016	3,508,772		$1.05	(5)	$3,684,211	$371.00

Common Stock, $0.001 par value per share, issuable upon conversion of Series E-6 warrants issued in June 2016	1,754,386		$1.30	(6)	$2,280,702	$229.67

Totals	12,280,702	$			$13,157,897	$1,325.00

(1)	Represents the maximum number of shares of common stock that the Registrant expects could be issuable upon conversion of the debenture and exercise of the Series E-1, Series E-2, Series E-5, and Series E-6 warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is registering an indeterminate number of shares of the Registrant’s common stock issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated based upon the average of the high and low reported sales prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on August 1, 2016, solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) under the Securities Act, based on the $1.05 per share exercise price of the Series E-1 warrants issued in June 2016.

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) under the Securities Act, based on the $1.30 per share exercise price of the Series E-2 warrants issued in June 2016.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) under the Securities Act, based on the $1.05 per share exercise price of the Series E-5 warrants issued in June 2016.

(6)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) under the Securities Act, based on the $1.30 per share exercise price of the Series E-6 warrants issued in June 2016.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 3, 2016

PROSPECTUS

MAGNEGAS CORPORATION

12,280,702 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 12,280,702 shares of our common stock, par value $0.001 per share, by the selling stockholder identified in this prospectus under “Selling Stockholder.” We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of shares by the selling stockholders. We will, however, receive proceeds from any warrants that are exercised through the payment of the exercise price in cash. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares.

The selling stockholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

Our common stock is listed on the NASDAQ Capital Market under the symbol “MNGA.” On August 2, 2016, the last reported sale price of our common stock on the NASDAQ Capital Market was $0.69 per share.

We are an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and in the documents to be filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2016.

ABOUT THIS PROSPECTUS

In this prospectus, the terms “MagneGas,” the “Company,” “we,” “us,” and “our” refer to MagneGas Corporation. The term “SEC” refers to the Securities and Exchange Commission.

MagneGas®, MagneGas2®, and other trademarks or service marks of MagneGas Corporation appearing in this prospectus are the property of MagneGas Corporation. Trade names, trademarks and service marks of other companies appearing in this registration statement are the property of the respective owners. Solely for convenience, some of our trademarks and service marks referred to in this prospectus may appear without the ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trade names, trademarks and service marks.

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You should read this prospectus together with additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.” If there is any inconsistency between the information in this prospectus and the documents incorporated by referenced herein, you should rely on the information in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide information different from that contained in this prospectus and the documents incorporated by reference herein. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate as of the dates on the cover page, regardless of time of delivery of the prospectus or any sale of securities. Our business, financial condition, results of operation and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference.  This summary is not complete and does not contain all of the information that you should consider before investing in our securities.  To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page 6, the financial statements and other information incorporated by reference in this prospectus when making an investment decision.  This is only a summary and may not contain all the information that is important to you. You should carefully read both this and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

OUR COMPANY

Overview

We are a technology company that produces a plasma based system for the gasification and sterilization of liquid waste. A byproduct of our process is a hydrogen based fuel that we sell for metal cutting as an alternative to acetylene (“MagneGas2®”). In addition, we are developing the use of our fuel for co-combustion with hydrocarbon fuels to reduce emissions. We also market, for sale or licensure, our proprietary plasma arc technology for the processing of liquid waste (the “Plasma Arc Flow® System”). Through the course of our business development, we have established a retail and distribution platform to sell our fuel for use in the metalworking industries; we have developed a global network of brokers to sell our system for processing liquid waste and we are testing our fuel through a third party laboratory for use in the reduction of coal emissions. Additionally, we intend to acquire other gas distribution businesses in order to become a larger distributor of MagneGas2®, other industrial gases and related equipment

Our Products

We currently have three products: the fuel called MagneGas2® for the metal working industry, the equipment primarily known in the firefighting industry, known as MagneTote, and the machines that produce MagneGas2®, known as Plasma Arc Flow® refineries. In addition, the Company sells metal cutting fuels and ancillary products through its wholly owned subsidiary, Equipment Sales and Service, Inc. (“ESSI”), a Florida corporation.

While our original fuel for the metal working industry was known as MagneGas®, we started selling MagneGas2® in July 2014 and stopped selling MagneGas® in March 2015.

Fuel

In the United States, we currently produce MagneGas2®, which is comprised primarily of hydrogen. The fuel can be used as an alternative to natural gas to power industrial equipment, automobiles and for metal cutting. The fuel is stored in hydrogen cylinders which are then sold to market on a rotating basis. Independent tests have confirmed that it cuts 38% faster than acetylene. The fuel has similar properties as acetylene making it easier for end users to adopt with limited training.

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MagneTote is a storage and transport system that can be used by firefighters, military and first responders which allows quicker access to fuel. The system has been designed to be used in emergency extraction situations.

Equipment

The Plasma Arc Flow® System can gasify many forms of liquids and liquid waste such as used vegetable oils, ethylene glycol and sewage and sludge. Plasma Arc Flow® refineries have been configured in various sizes ranging from 50kw to 500kw depending on the application. Plasma Arc Flow® refineries range in price from $500,000 to $5 Million.

The Company is pursuing three major market segments:

•	Industrial Gas Sales

•	Equipment Sales for Liquid Waste Processing

•	Use of MagneGas2® for the Co-Combustion of Hydro-Carbon Fuels to Reduce Emissions

The Company’s Research and Development focuses on the following:

•	High volume processing of oil

•	Combustion of MagneGas2® with hydrocarbon fuels, such as coal, to reduce emission

•	Third party verification of fuel and equipment safety and performance results

Recent Developments

June 2016 Financing

On June 27, 2016, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single institutional investor (the “Investor”) providing for the issuance and sale by the Company of: (i) Series E-4 “Greenshoe” Warrants to purchase up to 7,017,544 shares of our common stock, and (ii) Series E-7 Warrants to purchase up to 5,263,158 shares of our common stock (collectively, including the shares underlying the Series E-4 and E-7 Warrants, the “Registered Securities”). Each Series E-4 Warrant has an initial exercise price of $1.01. Each Series E-7 Warrant was pre-paid at a price per share of $0.57 (a 20% discount to the last reported sale price of our common stock on the Nasdaq Capital Market on June 24, 2016) minus $0.01. This equals a total purchase price of $3,000,000 minus $52,632. The exercise price of each Series E-7 Warrant is $0.01.

The Series E-4 Warrants are exercisable, subject to certain limitations, immediately and will expire 90 days after shareholder approval for the Company to possibly issue underlying shares pursuant to the Purchase Agreement in excess of 19.99% of the issued and outstanding shares of common stock on June 27, 2016 is obtained and deemed effective. The Series E-7 Warrants are exercisable, subject to certain limitations, immediately and have an infinite term of exercise. As of July 28, 2016, the Investor has received 4,450,000 shares pursuant to partial exercises of the Series E-7 Warrants.

Pursuant to the Purchase Agreement, the Investor also agreed to purchase (i) Series E-1 Warrants to purchase up to 3,508,772 shares of common stock (at an exercise price of $1.05 per share); (ii) Series E-2 Warrants to purchase up to 1,754,386 shares of common stock (at an exercise price of $1.30 per share); (iii) Series E-5 Warrants to purchase up to 3,508,772 shares of common stock (at an exercise price of $1.05 per share); and (iv) Series E-6 Warrants to purchase up to 1,754,386 shares of common stock (at an exercise price of $1.30) (collectively, the “Unregistered Warrants”).

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Each Unregistered Warrant shall be initially exercisable on the six (6) month and one (1) day anniversary of the issuance date and have a term of exercise equal to seven (7) years from the date on which first exercisable. Subject to limited exceptions, a holder of Unregistered Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the holder can, with notice of 61 days, increase this limitation to 9.99%). The Series E-1 and E-2 warrants vest immediately. The Series E-5 and E-6 warrants are unvested warrants which will vest ratably with the exercise of the Series E-4 Greenshoe Warrant. To the extent the Series E-4 Warrant is not exercised before its expiration, any unvested warrants will also terminate.

The Company also issued and sold to the Investor a Senior Convertible Debenture Due in June 2021 in the principal amount of $1,000,000 (the “Debenture” and, together with the Unregistered Warrants, the “Unregistered Securities”). The Debenture has a conversion price of $0.57 (a 20% discount to the last reported sale price of our common stock on the Nasdaq Capital Market on June 24, 2016) for 1,754,386 shares of common stock issuable upon conversion of the Debenture. The Company’s subsidiaries signed a Subsidiary Guarantee in connection with the issuance of the Debenture.

A holder of the Debenture will not have the right to convert any portion of the Debenture if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion (the holder can, with notice of 61 days, increase this limitation to 9.99%).

The closing of the sale of these securities took place on June 29, 2016.

Total proceeds to the Company, before expenses, were $3,947,368 ($4,000,000 minus the $0.01 exercise price of each Series E-7 Warrant shares). The Company estimates that the net proceeds from the transactions were approximately $3,600,000 after deducting the Company’s estimated transaction expenses. The net proceeds received by the Company are being used for general corporate purposes. General corporate purposes may include providing working capital, funding capital expenditures, or paying for acquisitions.

The Registered Securities were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the SEC on November 10, 2015 and declared effective on June 15, 2016 (File No. 333- 207928). On June 29, 2016, we filed a prospectus supplement with the SEC in connection with the sale of the Registered Securities.

The Unregistered Securities were issued and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Accordingly, the Investor may exercise the Unregistered Warrants or convert the Debenture and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.  Pursuant to a Registration Rights Agreement, dated June 27, 2016, by and between the Company and the Investor (the “Registration Rights Agreement”), the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon conversion of the Debenture and upon exercise of the Unregistered Warrants. This prospectus forms a part of the initial registration statement with the SEC covering the resale of the shares of common stock issuable upon conversion of the Debenture and upon exercise of the Unregistered Warrants.

There was no placement agent for this transaction.

Plasma Arc Flow® System Milestone

On July 20, 2016, the Company announced that it had met a benchmark in its agreement (the “Gasifier Agreement”) with Green Arc Supply, LLC (“Green Arc”) to manufacture and sell a $775,000 100kw Plasma-Arc Gasification system (the “System”) to Green Arc.

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Pursuant to the terms of the Gasifier Agreement, the Company originally received payments totaling $392,500 at the signing of the Gasifier Agreement in November of 2015, and was due to receive $191,250 upon 75% construction completion of the System. The Company met this 75% benchmark in early June 2016, ahead of schedule. The balance of the $775,000 is due and payable upon completion of construction of the System. Per the terms of the Gasifier Agreement, payment will be received after training and factory acceptance. After payment, the Company will ship the unit to Green Arc. Payment and shipment are expected to occur in the third quarter of 2016. Revenue will be recognized at time of shipment.

MagneGas2® Sales

On July 27, 2016, the Company announced that a global auto manufacturing company based in the Midwestern United States has chosen to switch to MagneGas2® as its sole fuel of choice for metal working in one of its top award winning factories.

The company chose MagneGas2® to be its exclusive fuel at one of its Midwestern factories and to discontinue using acetylene after several successful demonstrations of the use of the fuel for metal cutting. A local MagneGas distributor has received purchase orders from the auto company for MagneGas2® which will be used for cutting, brazing, and other operations.

Corporate Information

Our principal executive offices are located at 11885 44th Street North, Clearwater, FL 33762 and our telephone number is (727) 934-3448. Our website address is www.magnegas.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. We have included our website address as an inactive textual reference only

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC, incorporated by reference in this prospectus.  For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

The Offering

Issuer	MagneGas Corporation

Shares of common stock offered by us	None

Shares of common stock offered by the selling stockholders	12,280,702 shares

Shares of common stock outstanding before this offering	49,899,534 shares

Shares of common stock outstanding after completion of this offering, assuming the sale of all shares offered hereby	62,180,236 shares

Use of proceeds	We will not receive any proceeds from the resale of the common stock by the selling stockholders.

Risk Factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus on page 6 and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

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The number of shares of common stock outstanding before and after the offering is based on 49,899,534 shares outstanding as of July 28, 2016 and excludes up to 11,802,819 shares of our common stock issuable upon the exercise of outstanding options or warrants (not including the shares issuable upon exercise of the Registered Securities and the Unregistered Securities).

RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 23, 2016, as amended on May 16, 2016, and as further updated by our subsequent Exchange Act filings we file with the SEC after the filing of the registration statement of which this prospectus is a part and that are, in each case, incorporated by reference herein. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in our common stock. In addition, please note the following risk factor:

We may need to raise additional funds to finance our operations during the next twelve months, we may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us.

We held cash and cash equivalents of $3.85 million as of June 30, 2016. This amount included the completion, on June 29, 2016, of a financing transaction with one institutional investor that raised gross proceeds totaling $3.95 million. This financing provided for the issuance and sale by the Company of additional “Greenshoe” Warrants to purchase up to 7,017,544 shares of our common stock at $1.01. In addition, the Company has an active shelf in place that can provide additional potential sources of capital. In November 2015, the Company sold its first Plasma-Arc Gasification system for $775,000. We have already received milestone payments totaling $583,750 as a result of this sale and will receive a final payment of $191,250 after the expected delivery of the system by us to the customer later this month. The Company believes that this sale will generate additional equipment sales that will provide additional capital.

As our burn rate for operations is approximately $500,000 per month, we believe that the cash to be generated from expected product sales, additional financing and our current holdings of cash and cash equivalents will be sufficient to meet our projected operating requirements during the next twelve months. If these sources do not provide the capital necessary to fund the Company’s operations during the next twelve months, the Company may need to curtail certain aspects of its operations or expansion activities or consider other means of financing. There is no guarantee that any such additional financing would be available to the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These factors include:

•	our limited financial resources and our ability to obtain additional financing;

•	the development and successful commercial acceptance of our products;

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•	the cost of compliance with government regulations;

•	that our technology is unproven on a large-scale industrial basis;

•	our dependence on our management team;

•	risks of product liability;

•	our competition, including from significantly larger alternative fuel companies;

•	a slow pace of industry adoption of MagneGas2®; and

•	protection of our intellectual property.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our shares, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

USE OF PROCEEDS

All proceeds from the resale of the shares of our common stock offered by this prospectus will belong to the selling stockholders identified in this prospectus under “Selling Stockholders.” We will not receive any proceeds from the resale of the shares of our common stock by the selling stockholders.

We will receive proceeds from any cash exercise of the Series E-1, Series E-2, Series E-5, and Series E-6 warrants. If all such warrants are fully exercised on a cash basis, we will receive gross cash proceeds of approximately $11,929,826. We expect to use the proceeds from the exercise of such warrants, if any, for general corporate purposes. General corporate purposes may include providing working capital, funding capital expenditures, or paying for acquisitions.  We currently do not have any arrangements or agreements for any acquisitions.  We cannot precisely estimate the allocation of the net proceeds from any exercise of the warrants for cash.  Accordingly, in the event the Warrants are exercised for cash, our management will have broad discretion in the application of the net proceeds of such exercises. Pending the use of net proceeds, we intend to invest the net proceeds of any Warrant for cash exercise in certificates of deposit or direct or guaranteed obligations of the U.S. government.  There is no assurance that the Warrants will ever be exercised for cash.

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SELLING STOCKHOLDERS

	Beneficial Ownership Before Offering		Beneficial Ownership After Offering
Selling Stockholder	Number of Shares Owned (2)	Shares Offered Hereby	Number of Shares Owned	Percent	(2)
Alpha Capital Anstalt (1)	42,274	12,280,702	42,274	Less than 1%

(1)	As of August 1, 2016, Alpha Capital Anstalt beneficially owned (i) 813,158 shares of our common stock underlying the Series E-7 Warrant, (ii) 7,017,544 shares of our common stock underlying the Series E-4 “Greenshoe” Warrants, and (iii) 42,274 shares of common stock. The 12,280,702 shares being offered includes (i) Series E-1 Warrants to purchase up to 3,508,772 shares of common stock (at an exercise price of $1.05 per share); (ii) Series E-2 Warrants to purchase up to 1,754,386 shares of common stock (at an exercise price of $1.30 per share); (iii) Series E-5 Warrants to purchase up to 3,508,772 shares of common stock (at an exercise price of $1.05 per share); (iv) Series E-6 Warrants to purchase up to 1,754,386 shares of common stock (at an exercise price of $1.30); and (v) 1,754,386 shares of common stock issuable upon conversion of the Debenture. Subject to limited exceptions, a holder of the warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the holder can, with notice of 61 days, increase this limitation to 9.99%). A holder of the Debenture will not have the right to convert any portion of the Debenture if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion (the holder can, with notice of 61 days, increase this limitation to 9.99%). The address for Alpha Capital Anstalt is Lettstrasse 32, FL-9490 Vaduz, Fürstentum Liechtenstein. Konrad Ackermann has voting and investment power over the shares being registered on behalf of Alpha Capital Anstalt.

(2)

Represents shares of common stock directly beneficially owned as of August 1, 2016 (none which are being offered hereby). This does not reflect the shares of common stock issuable pursuant to the conversion of the Debenture or exercise of the warrants disclosed in Footnote 1 above

(3)	Percentages are calculated based on an aggregate of 62,180,236 shares of common stock outstanding after the offering.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.

A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

Certain legal matters with respect to the securities will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey.

EXPERTS

Stevenson & Company CPAS LLC, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Stevenson & Company CPAS LLC’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including exhibits) under the Securities Act, with respect to the securities to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our Company and the securities offered in this prospectus, reference is made to the registration statement, including the exhibits filed thereto. With respect to each such document filed with the Commission as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.magnegas.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus (other than information “furnished” under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise “furnished” to the SEC, unless otherwise stated) until this offering is completed, as well as documents filed under such sections after the date of the initial registration statement and prior to effectiveness of the registration statement:

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2015, filed with the SEC on, respectively, March 23, 2016 and May 16, 2016;

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•	our Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 16, 2016;

•	our Current Reports on Form 8-K filed with the SEC on May 18, 2016, June 6, 2016, June 22, 2016, June 27, 2016, and June 29, 2016;

•	our Definitive Information Statement on Schedule 14C filed with the SEC on June 3, 2016; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 14, 2012, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

MagneGas Corporation

11885 44th Street North

Clearwater, FL 33762

(727) 934-3448

Attention: Corporate Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

PROSPECTUS

MAGNEGAS CORPORATION

12,280,702 Shares of Common Stock

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PART II— INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by the Company in connection with the sale of the securities being registered hereby. All amounts shown are estimates except the SEC registration fee. All of these fees and expenses will be borne by the Company.

Securities and Exchange Commission Registration Fee	$1,325
Accounting Fees and Expenses	0
Legal Fees and Expenses	10,000
Miscellaneous Expenses	0
Printing Expenses	1,000
Miscellaneous Expenses	0
Total	$12,325

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporate Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the directors breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or were, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or directors has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

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We maintain a general liability insurance policy that covers liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act to any purchaser:

i.       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities ( other  than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)      The undersigned registrant hereby undertakes that:

 (i)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereonto duly authorized, in the City of Clearwater, State of Florida, on August 3, 2016.

MAGNEGAS CORPORATION

By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer

By:	/s/ Luisa Ingargiola
Luisa Ingargiola
Chief Financial Officer

We, the undersigned officers and directors of MagneGas Corporation, hereby severally constitute Ermanno Santilli and Luisa Ingargiola, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable MagneGas Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert L. Dingess	Chairman of the Board	August 3, 2016
Robert L. Dingess

/s/ Ermanno Santilli	Chief Executive Officer and Director	August 3, 2016
Ermanno Santilli	(principal executive officer)

/s/ Luisa Ingargiola	Chief Financial Officer, Secretary and Director	August 3, 2016
Luisa Ingargiola	(principal financial and accounting officer)

/s/ Carla Santilli	Director	August 3, 2016
Carla Santilli

/s/ Christopher Huntington	Director	August 3, 2016
Christopher Huntington

/s/ Kevin Pollack	Director	August 3, 2016
Kevin Pollack

/s/ William W. Staunton III	Director	August 3, 2016
William W. Staunton III

/s/ Joe C. Stone	Director	August 3, 2016
Joe C. Stone

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EXHIBIT INDEX

Exhibit		Incorporated by Reference			Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
4.1	Form of Series E-1 Warrant.	8-K	4.1	6/27/2016
4.2	Form of Series E-2 Warrant.	8-K	4.2	6/27/2016
4.3	Form of Series E-4 Warrant	8-K	4.3	6/27/2016
4.4	Form of Series E-5 Warrant	8-K	4.4	6/27/2016
4.5	Form of Series E-6 Warrant	8-K	4.5	6/27/2016
4.6	Form of Series E-7 Warrant	8-K	4.6	6/27/2016
4.7	Debenture.	8-K	10.3	6/27/2016
5.1	Legal Opinion of Lucosky Brookman LLP.				X
10.1	Form of Securities Purchase Agreement.	8-K/A	10.1	06/29/2016
10.2	Form of Registration Rights Agreement.	8-K	10.2	6/27/2016
10.3	Form of Subsidiary Guarantee.	8-K	10.4	6/27/2016
23.1	Consent of Independent Registered Public Accounting Firm.				X
23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1).				X
24.1	Powers of Attorney.				X

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